                                                                   EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

Dated as of December 14, 1999

Parties: MG SECURITIES GROUP, INC. with an address at 900 Jackson Street, Suite 450, Dallas Texas 75202 ("MG");

          The investors (the "Investors") of Financing Shares (as defined herein) and Warrant Shares (as defined herein) whose names appear on the signature pages of this Agreement (whether as original signatories or hereinafter added as signatories to this Agreement); and

          LIFEF/X, INC., with an address at 331 Dudley Road, Newton, MA 02459 (the "Company").

     WHEREAS, the Company desires to issue and sell 6,000,000 of the Company's Units consisting of 6,000,000 shares of the Company's common stock (the "Common Stock"), pursuant to Subscription Agreements with the Company (the "Financing Shares"), and the right to purchase 60,000 shares of Common Stock, pursuant to Warrants granted by the Company (the "Warrant Shares") in connection with the private placement of the Company's Units described in that certain Private Placement Memorandum, dated October 29, 1999, as amended and supplemented (the "Private Placement");

     WHEREAS, the Company has granted Warrants to MG, the placement agent in the Private Placement as compensation in connection with the Private Placement, the right to purchase 100,000 shares of the Company's Common Stock (the "Placement Agent Shares") (the Financing Shares, Warrant Shares and Placement Agent Shares are collectively referred to herein as the "Registrable Securities");

     WHEREAS, the Company has as of the date herewith issued and sold an aggregate of 2,983,000 of the Company's Units to the Investors who are original signatories of this Agreement;

     WHEREAS, the Company desires to hereinafter issue and sell to additional Investors the balance of the Company's Units;

     WHEREAS, the parties to this Agreement desire that upon the issuance and sale of the balance of the Company's Units to each additional Investor, each additional Investor be bound by the terms and conditions of this Agreement and execute a counterpart of this Agreement;

     WHEREAS, MG and the Investors acknowledge that the Company has granted certain demand registration rights covering certain shares of the Company's Common Stock held by Safeguard Scientific (Delaware), Inc. and its affiliates pursuant to that certain Registration Rights Agreement, dated of even date herewith (the "Safeguard Registration Rights Agreement"); and

     WHEREAS, the Company has undertaken to register the Registrable Securities, under the terms set forth herein.

     NOW, THEREFORE, the Company, MG and the Investors hereby covenant and agree as follows:

     Certain Definitions.  As used in this Agreement, the following terms shall
     -------------------
have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of the registration statement or other document by the Commission.

     "Requisite Period" shall mean, with respect to a firm commitment underwritten public offering the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it, and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of the date on which the sale of all Registrable Securities covered thereby is completed and 180 days after such effective date.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Capitalized terms not defined herein shall have the meanings set forth in the Subscription Agreements and the Warrants.

     1.   Registration.
          ------------

          1.1. Registration Statement.  Pursuant to Section 2 hereof, the
               ----------------------
Company shall file a registration statement (the "Registration Statement") as soon as practicable but in no event later than 150 days after the date hereof covering the Registrable Securities. The obligation of the Company under this
Section 1.1 shall be limited to one registration statement.

          1.2. Incidental Registration.  MG and the Investors have the right to
               -----------------------
request the inclusion of the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Forms S-4 or S-8). In the event of such a proposed registration, the Company shall furnish MG and the Investors with not less than thirty (30) days written notice thereof prior to the proposed date of filing of such registration statement. Such notice to MG and the Investors shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by MG and the Investors. MG and the Investors shall exercise the incidental rights provided for herein by giving written notice, within fifteen (15) days of the receipt of the Company's notice of its intention to file a registration statement. Upon such exercise, the Company will use its best efforts to cause the Registrable Securities as to which registration has been requested, subject to any cutbacks imposed by the Company's managing underwriter (if any), to be included in the securities to be covered by such registration statement to be filed by the Company, all to the extent and under the conditions such registration is permitted by the Securities Act. Notwithstanding anything to the contrary set forth herein, the Company may withdraw any registration statement referred to in this Section 1.2 which it initially proposed to file in its sole discretion without thereby incurring any liability to MG or the Investors. The Company shall cause any registration statement filed pursuant to the above incidental rights to remain effective for the Requisite Period.

     2.   Registration Procedures.
          -----------------------

          2.1. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement with respect to such securities, and, with respect to the registration required under Section 1.1, use its best efforts to cause the Registration Statement to become effective not later than 150 days from the date hereof and to remain effective for the Requisite Period;

               (b) prepare and file with the Commission such amendments to the registration statement and supplements to the prospectus used in connection therewith as may be necessary to keep the registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement in accordance with the intended method of disposition set forth in the registration statement for such period;

               (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by the registration statement;

               (d) use its best efforts (i) to register or qualify the Registrable Securities covered by the registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) immediately notify each seller of Registrable Securities and each underwriter under the registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in the registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement the registration statement to correct any such untrue statement or omission;

               (f) notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

               (g) permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities being registered to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall the Company be required to reimburse legal fees in excess of $25,000 for the Registration Statement pursuant to this Section 2.1(g)) and the Company shall not file any document in a form to which such counsel reasonably objects;

               (h) make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the registration statement;

               (i) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation customary indemnification and contribution provisions;

               (j) if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters;

               (k) make available for inspection by each seller of Registrable Securities and any attorney, accountant or other agent retained by such seller, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with the registration statement;

               (l) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

          2.2. In connection with the registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information and documentation with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          2.3. If the registration pursuant to this Agreement is in connection with an underwritten public offering by the Company, the sellers of Registrable Securities (a) hereby agree to enter into a written agreement with the managing underwriter selected by the Company in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, (b) hereby appoint MG to act as their agent to negotiate the terms of any restriction on the right of such sellers to sell their Registrable Securities which shall be imposed by the managing underwriter for such offering; provided, however, that sellers holding a majority of the Registrable Securities to be registered shall approve any terms so negotiated, (c) agree to provide such information and execute such documents as may reasonably be required in connection with such registration, (d) agree to sell the Registrable Securities on the basis provided in any underwriting arrangements and (e) agree to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

          2.4. If the Registration Statement has not been declared effective within 150 days of the date hereof, then the Company shall pay liquidated damages pro rata to the Investors as follows: one (1%) percent of the initial purchase price of the Units paid by the Investors in the Private Placement for the Units for each full 30 day period until the Registration Statement has been declared effective. Each Investor shall be entitled to a pro rata portion of such liquidated damages based on the number of Units purchased by such Investor as compared to the total Units sold by the Company. The liquidated damages payable hereunder shall be payable in cash promptly upon notice to the Company delivered pursuant to Section 9 hereof and shall be prorated for any portion of a 30 day period for which such liquidated damages are due and payable. MG shall not be entitled to any liquidated damages hereunder.

     3.   Expenses.  All expenses incurred by the Company in complying with this
          --------
Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and fees and disbursements of one counsel for the sellers of Registrable Securities for the Registration Statement (subject to the limitation in Section 2.1(g)), but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses".

          3.1. The Company will pay all Registration Expenses in connection with the registration statements filed hereunder, and the Selling Expenses in connection with each the registration statements shall be borne by the participating sellers of Registrable Securities in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

     4.   Indemnification and Contribution. (a) In the event of a registration
          --------------------------------
of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will indemnify and hold harmless and pay and reimburse, each seller of such Registrable Securities thereunder, and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act or any state securities or blue sky laws and will reimburse each such seller, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in the registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in the registration statement or prospectus, and provided, that the liability of each seller hereunder shall be limited to the proceeds received by such seller from the sale of Registrable Securities covered by the registration statement. Notwithstanding the foregoing, the indemnity provided in this Section 4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 4 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advise of his counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any seller of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such seller or any such controlling person in circumstances for which indemnification is provided under this Section 4; then, and in each such case, the Company and such seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such seller is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the public offering price of all securities offered by the Registration Statement, and the Company is responsible for the remaining portion; provided, that, in any such case, (A) no such seller will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to the registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     5.   Changes in Capital Stock.  If, and as often as, there is any change in
          ------------------------
the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the capital stock as so changed.

     6.   Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          6.1. make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act:

          6.2. file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          6.3. furnish to each seller of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such seller may reasonably request in availing itself of any rule or regulation of the Commission allowing such seller to sell any Registrable Securities without registration.

     7.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Investor as follows:

          7.1. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

          7.2. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     8.   Assignment of Registration Rights.  The rights to have the Company
          ---------------------------------
register Registrable Securities pursuant to this Agreement may be assigned by MG or any Investor to transferees or assignees of such securities; provided, that such assignment is for at least ten percent (10%) of the initial number of Registrable Securities issued by the Company to each holder of Registrable Securities in connection with the Private Placement, and the Company is, within a reasonable time after such transfers, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. The terms "MG" or "Investor", as the case may be, as used in this Agreement shall include such permitted assignees.

     9.   Miscellaneous.
          -------------

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed (i) if to the Company, at 331 Dudley Road, Newton, MA 02459;
(ii) if to MG, at 900 Jackson Street, Suite 450, Dallas, Texas 75202; (iii) if to any other party hereto, at the address of such party set forth beneath such party's signature to this Agreement; and (iv) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

               (d) Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement of any matter related hereto shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and himself the process in any such action or proceeding by the mailing of copies of such process to it, at its or his address as set forth in Section 9(b) and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

               (e) This Agreement may not be amended or modified without the written consent of the Company and the holders of at least a majority of the Registrable Securities.

               (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

               (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (h) Other than registration rights granted under the Safeguard Registration Rights Agreement, the Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, or which would in any way, adversely affect the rights of holders of Registrable Securities hereunder, so long as any of the registration rights under this Agreement remains in effect.

               (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.


                                        LIFEF/X, INC.


                                        By: /s/ Richard A. Guttendorf
                                           ________________________________
                                           Name:  Richard A. Guttendorf
                                           Title: Chief Financial Officer



                                        MG SECURITIES GROUP, INC.


                                        By: /s/ Michael Andersen
                                           _________________________
                                           Name:  Michael Andersen
                                           Title: President


                        [REGISTRATION RIGHTS AGREEMENT]

                                        ADDITIONAL INVESTOR:


Dated as of February 2, 2000            __________________________________
                                        Name of Investor

                                        __________________________________
                                        Signature

                                        __________________________________
                                        Title, if applicable

                                        Address:

                                        __________________________________
                                        __________________________________
                                        __________________________________

                                        No. of Units:_____________________

                        [REGISTRATION RIGHTS AGREEMENT]